UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2017

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2017, Radius Health, Inc. (“Radius”) entered into a License and Development Agreement (the “Agreement”) with Teijin Limited (“Teijin”) for abaloparatide for subcutaneous injection (“abaloparatide-SC”) in Japan. Teijin is developing abaloparatide-SC in Japan under an agreement with Ipsen Pharma S.A.S. and has initiated a phase 3 trial in Japanese patients with osteoporosis. Radius and Teijin Pharma Limited (a subsidiary of Teijin) previously entered into a Safety Agreement, dated November 30, 2007, which provides for the exchange of safety information related to abaloparatide-SC to enable safety reporting to global health agencies.

Pursuant to the Agreement, Radius granted Teijin (i) an exclusive license under certain of Radius’ intellectual property to develop and commercialize abaloparatide-SC in Japan, (ii) a non-exclusive license under certain of Radius’ intellectual property to manufacture abaloparatide-SC for commercial supply in Japan, and (iii) a right of reference to certain of Radius’ regulatory data related to abaloparatide-SC for purposes of developing, manufacturing and commercializing abaloparatide-SC in Japan. In consideration for these rights, Teijin is obligated to pay Radius an upfront payment, to make payments to Radius upon the achievement of certain regulatory and sales milestones, and to pay Radius a royalty based on net sales of abaloparatide-SC in Japan during the royalty term. In addition, Radius has an option to negotiate a co-promotion agreement with Teijin for abaloparatide-SC in Japan.

Teijin granted Radius (i) an exclusive license under certain of Teijin’s intellectual property to develop, manufacture and commercialize abaloparatide-SC outside Japan and (ii) a right of reference to certain of Teijin’s regulatory data related to abaloparatide-SC for purposes of developing, manufacturing and commercializing abaloparatide-SC outside Japan. Radius maintains full global rights to its development program for abaloparatide-transdermal, which is not part of the Agreement.  Pursuant to the Agreement, the parties may further collaborate on new indications for abaloparatide-SC.

Unless earlier terminated, the Agreement expires on the later of the (i) date on which the use, sale or importation of abaloparatide-SC is no longer covered by a valid claim under the Radius patent rights licensed to Teijin in Japan, (ii) expiration of marketing or data exclusivity for abaloparatide-SC in Japan, or (iii) 10th anniversary of the first commercial sale of abaloparatide-SC in Japan. Either party may terminate the Agreement for an uncured material breach or default or a bankruptcy event of the other party. Teijin may terminate the Agreement, with prior notice to Radius, if Teijin reasonably believes that abaloparatide-SC cannot reasonably be developed or commercialized or it cannot continue to commercialize abaloparatide-SC due to reasons of safety, efficacy, pharmaeconomics, economic hardship and/or marketability, and Teijin permanently abandons the development and commercialization of abaloparatide-SC.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which Radius intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2017. A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly provided by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: July 13, 2017	By:	/s/ Brent Hatzis-Schoch
	Name:	Brent Hatzis-Schoch
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 13, 2017.

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